Exhibit 10.4

THIS PROMISSORY NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.

[THIS NOTE IS REGISTERED WITH THE BORROWER AS TO BOTH PRINCIPAL AND INTEREST AND, ACCORDINGLY, IS IN "REGISTERED FORM" WITHIN THE MEANING OF SECTIONS 871(H) AND 881(C) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]

EMMAUS LIFE SCIENCES, INC.

Promissory Note

Principal Amount: $1,400,000	Loan Date: March 15,2024

Currency: U.S. Dollars	Term: Two Months
Interest: 5% per Two Months	Loan Due Date: the earlier of May 15, 2024 and the date on which all amounts under this Note shall become due and payable pursuant Section 5

Interest Payment Period: Interest is accrued on a daily basis and paid on the Loan Due Date

Lender: Smart Start Investments Limited, or its successor or assign

FOR VALUE RECEIVED, Emmaus Life Sciences, Inc., a Delaware corporation, located at 21250 Hawthorne Blvd., Suite 800, Torrance, CA 90503 ("Borrower") hereby unconditionally promises to pay to the order of Lender, the Principal Amount in U.S. Dollars together with all accrued but unpaid interest thereon at the stated Interest Rate, under the following terms and conditions of this Promissory Note ("Note").

1.
Terms of Repayment (Balloon Payment); Prepayment: From the Loan Date and to the date when all amounts outstanding under this Note have been paid in full in cash, interest shall accrue at the rate of two and a half percent (2.5%) per month of the Principal Amount. The entire unpaid Principal Amount and accrued and unpaid interest shall be due and payable on the Loan Due Date. The Borrower may serve a written notice to the Lender three (3) business days in advance to prepay the loans in full or in part under this Note before the Loan Due Date.

2.
Representations and warranties and covenants:

(a)
The Borrower represents and warrants as of the date of this Note and each day thereafter until all amounts outstanding under this Note have been paid in full in cash that:

(i)
It is duly incorporated and validity existing under the applicable laws and that it has the authority to issue this Note to the Lender.
(ii)
This Note is legally valid, binding, and enforceable against it, and that it has taken all necessary actions and obtain all required consents to authorize its execution and performance and that it has duly executed and delivered this Note.
(iii)
No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.
(iv)
The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not violate its organizational documents or any law applicable to the Borrower or by which any of its properties or assets may be bound.
(v)
It is solvent and able to pay its debts as and when they fall due.
(vi)
It is not in default or breach of any material obligations under any other agreements or contracts, and there are no events or circumstances that would result in a default under this Note.
(vii)
There are no pending or threatened legal actions, claims, or proceedings that could materially affect its financial condition, business operations or ability to repay this Note.
(viii)
Its operations have been conducted in compliance with all applicable laws, rules, and regulations.

(b)
Until all amounts outstanding under this Note have been paid in full in cash, the Borrower shall:
(i)
Preserve, renew, and maintain in full force and effect its corporate or organizational existence and take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business.
(ii)
Comply with all laws applicable to it and its business and its obligations under its material contracts and agreements.
(iii)
Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with generally accepted accounting principles in the United States of America as in effect from time to time ("GAAP") with respect thereto have been provided on its books.

(iv)
As soon as possible and in any event within two (2) business days after it becomes aware that an Event of Default has occurred, notify the Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.
(v)
Not incur, create, or assume any debt, other than any debt owed in the ordinary course of business.
(vi)
Not incur, create, assume, or suffer to exist any lien on any of its property or assets, whether now owned or hereafter acquired, except for (A) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and (B) non-consensual liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than fifteen (15) days or that are being contested in good faith by appropriate proceedings.
(vii)
Not enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.
3.
Payments by the Borrower: All payments due under this Note shall be made by the Borrower in full, in US Dollars and in immediately available funds, no later than 12:00 PM Hong Kong time on the date on which such payment is due, without set-off, counterclaim, withholding or condition of any kind to the bank account designated by the Lender in writing, or at such other bank account as the Lender may designate in writing in the future. If the Borrower is compelled by law to make such withholding, the sum payable shall be increased so that the amount actually received by the Lender is the amount it would have received if there had been no withholding. All payments made under this Note shall be applied first to the payment of accrued interest, and second to the payment of the principal amount outstanding under the Note. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

4.
Default interest: Upon the occurrence and during the continuation of an Event of Default, Interest Rate shall increase from the rate of two and a half percent (2.5%) per month of the unpaid Principal Amount to the rate of five (5.0%) per month of the unpaid Principal Amount from the Loan Date together with unpaid interest. Interest is to be calculated on a monthly compounded basis until all amounts outstanding under this Note have been paid in full in cash. If at any time the Interest Rate payable under this Note shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

5.
Acceleration of Debt: If (i) the Borrower fails to make any payment due under the terms of this Note. (ii) the Borrower commences any case, proceeding, or other action under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, (iii) the Borrower suffers an involuntary petition in bankruptcy or receivership that is not vacated within thirty (30) days, (iv) the Borrower consents to the appointment of a receiver, trustee, assignee, liquidator or similar official or such appointment is not discharged or stayed within thirty (30) days, (v) the Borrower commences any case, proceeding, or other action seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets or makes a general assignment for the benefit of its creditors, (vi) the Borrower admits in writing that it is generally unable to pay its debts as they become due, (vii) any representation or warranty made by the Borrower to the Lender herein contains an untrue or misleading statement of a material fact as of the date made; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 5 if, within seven (7) days of the date on which the Borrower receives notice (from any source) of such untrue or misleading statement, the Borrower shall have addressed the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Lender, (viii) the Borrower fails to observe or perform (A) any covenant, condition, or agreement contained in Section 2 or (B) any other material covenant, obligation, condition, or agreement contained in this Note, other than those specified in clause (A) and Section 5(i) and such failure continues for seven (7)] days, (ix) the Borrower fails to pay when due any of its debt (other than debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such debt, or

(x) one or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof, (each an "Event of Default"), the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the Lender without any notice, declaration or other action on the part of the Lender.

6.
Modification: No modification or waiver of any of the terms of this Note shall be allowed unless by written agreement signed by the Borrower and the Lender. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
7.
Complete Note: This Note is the complete and exclusive statement of agreement of the Borrower and Lender with respect to matters in this Note. This Note replaces and supersedes all prior written or oral agreements or statements by and among the Borrower and Lender with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Note is binding on either the Borrower or Lender. Each holder of this Note, by its acceptance hereof, agrees to be bound by, and shall be entitled to the benefits of, the terms set forth herein.

8.
Lost, Stolen or Mutilated Note: Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note representing the outstanding Principal Amount and accrued and unpaid interest thereon.
9.
Remedies: The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Lender's right to pursue actual and consequential damages for any failure by the Borrower to comply with the terms of this Note.

10.
Severability of Provisions: If any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

11.
Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of California, U.S.A., without regard to conflict of law principles.
12.
Notices. (a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile or email as follows:

(i)
If to the Borrower:

21250 Hawthorne Blvd., Suite 800, Torrance, CA 90503 Attention of: Willis Lee

Email: wlee@emmauslifesciences.com Facsimile No: 310-214-0075

Telephone No: 310-214-0065

(ii)
If to the Lender:

6th Floor, Tower B, Manulife Financial Centre, 223 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong.

Attention of: Mr. Peter Luk

Email: peter.luk@buildking.hk

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by email shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email, or other written acknowledgment).

13.
Successors and Assigns: This Note may be assigned or transferred by the Lender to any person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Lender. This Note shall inure to the benefit of, and be binding upon, the parties and their permitted assigns. The Borrower shall maintain a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lender and its assigns and principal amounts (and stated interest) owing to, the Lender and its assigns pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Note. The Register shall be available for inspection by the Lender at any reasonable time and from time to time upon reasonable prior notice.

14.
Waiver of Notice: The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.
15.
Cumulative Remedies: No single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

16.
Jurisdiction: The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender in any way relating to this Note in any forum other than the courts of the State of California sitting in Los Angeles, and of the United States District Court for the Central District of California, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right of the Lender to bring any action or proceeding against the Borrower or its properties in the courts of any jurisdiction.

17.
Waiver of Venue: The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 16. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum in any such action or proceeding.
18.
WAIVER OF JURY TRIAL: TO THE FULL EXTENT PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. IN THE EVENT THAT CALIFORNIA LAW DOES NOT PERMIT OR RECOGNIZE THE WAIYER OF JURY TRIAL RIGHTS THE PARTIES AGREE THAT THE ADJUDICATION OF ANY DISPUTE ARISING BETWEEN THEM HEREUNDER SHALL BE RESOLVED IN ACCORDANCE WITH SECTION 19 BELOW.

19.
Judicial Reference.

(a)
Any and all disputes, claims and controversies arising out of, connected with or relating to this Note or the transactions contemplated hereby (individually, a "Dispute") that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Section in lieu of the jury trial waivers otherwise provided in the Note. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from this Note or any other document executed in the future, disputes as to whether a matter is subject to judicial reference, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Note.

(b)
Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure ("CCCP") §§ 638 et seq.

(c)
The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least 10 years' experience practicing commercial law. The parties hereto (the "Parties") shall not seek to appoint a referee that may be disqualified pursuant to CCCP § 641 or § 641.2 without the prior written consent of all Parties. If the Parties are unable to agree upon a referee within 10 calendar days after one Party serves a written notice of intent for judicial reference upon the other Parties, then the referee will be selected by the court in accordance with CCCP § 640(b).

(d)
The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the CCCP, the Rules of Court, and the California Evidence Code, except as otherwise specifically agreed by the Parties and approved by the referee. The referee's statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with CCCP §§ 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

(e)
Notwithstanding the preceding agreement to submit Disputes to a judicial referee, the parties preserve, without diminution, certain rights and remedies at law or equity and under this Note that such parties may employ or exercise freely, either alone or in conjunction with or during a Dispute. Each party shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (A) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self help including peaceful occupation of property and collection of rents, setoff, and peaceful possession of property, (C) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of a judicial referee to grant similar remedies that may be requested by a party in a Dispute. No provision in this Note regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in this Note for judicial reference of any Dispute. The parties do not waive any applicable federal or state substantive law (including without limitation the protections afforded to banks under 12 U.S.C. § 91 or any similar applicable state law) except as provided herein.

(f)
If a Dispute includes multiple claims, some of which are found not subject to this Section, the parties shall stay the proceedings of the claims not subject to this Section until all other claims are resolved in accordance with this Section. If there are Disputes by or against multiple parties, some of which are not subject to this Section, the Parties shall sever the Disputes subject to this Section and resolve them in accordance with this Section.
(g)
During the pendency of any Dispute that is submitted to judicial reference in accordance with this Section, each of the parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Section. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the referee. In the event of any challenge to the legality or enforceability of this Section, the prevailing party shall be entitled to recover the costs and expenses from the non-prevailing party, including reasonable attorneys' fees, incurred by it in connection therewith.

(h)
THIS SECTION CONSTITUTES A "REFERENCE AGREEMENT" BETWEEN THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CCCP § 638.

[Signature Pages to follow]

(

Signed Under Penalty of Perjury, this _15th_ day of March, 2024.

Emmaus Life Sciences, Inc.

By: Willis Lee, Co-President

Acknowledged and accepted by Lender

Smart Start Investments Limited

By:

[Signature Page to Promissory Note]